UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2008

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on September 4, 2008, the Compensation Committee of the Company’s Board of Directors (i) adopted the Piedmont Natural Gas Company, Inc. Defined Contribution Restoration Plan (the "DC Restoration Plan") and the Piedmont Natural Gas Company, Inc. Voluntary Deferral Plan (the "Deferral Plan") and (ii) terminated the Piedmont Natural Gas Company, Inc. Supplemental Executive Benefit Plan (the "SEBP").

DC Restoration Plan. The DC Restoration Plan will become effective as of January 1, 2009. All officers of the Company (including the Company’s named executive officers) will be eligible to participate in the DC Restoration Plan. The Company will credit each participant’s DC Restoration Plan account with an amount equal to 13% of the participant’s total compensation (base salary and annual cash incentive compensation) that exceeds the Internal Revenue Code compensation limitation that applies to the Company’s tax-qualified retirement plans. (The limitation is $230,000 for 2008 and is adjusted periodically by the Internal Revenue Service.) The Company will also make an additional one-time transition credit in January 2009 to the DC Restoration Plan account of each participant who previously participated in the SEBP, which is being terminated as of October 31, 2008.

A participant’s DC Restoration Plan account will be deemed to be invested in accordance with the participant’s election in investment options that are similar to the options available under the Company’s tax-qualified 401(k) plan.

A participant’s DC Restoration Plan account will become vested after the participant completes five years of service. The vested amount credited to a participant’s DC Restoration Plan account will be distributed to the participant upon retirement, other separation from service or death.

Deferral Plan. The Deferral Plan will allow the Company’s officers (including its named executive officers), director level employees and regional executives to elect to defer a portion of their base salary and annual cash incentive compensation on a tax-deferred basis. No Company contributions will be made to the Deferral Plan. The Deferral Plan will become effective as of January 1, 2009 for deferrals of base salary and November 1, 2008 for deferrals of annual incentive compensation.

All amounts deferred by a participant under the Deferral Plan will be credited to an account maintained in the Participant’s name. A participant’s Deferral Plan account will be deemed to be invested in accordance with the participant’s election in investment options that are similar to the options available under the Company’s tax-qualified 401(k) plan.

All amounts deferred by participants under the Deferral Plan are fully vested. A participant’s Deferral Plan account will be distributed to the participant upon retirement, other separation from service or death or a date specified by the participant at the time the participant makes his or her deferral election.

SEBP. The Company has maintained the SEBP to provide supplemental retirement benefits to participating executives whose benefits under the Company’s defined benefit retirement plan were adversely affected by the Internal Revenue Code limitations that apply to the retirement plan. In 2008, the Company redesigned the Company’s retirement program, and in view of such changes, the Company has terminated the SEBP effective as of October 31, 2008. In the future, the DC Restoration Plan will provide benefits to executives who are affected by the Internal Revenue Code benefit and compensation limitations that apply to the Company’s tax-qualified retirement benefit plans.

Item 7.01 Regulation FD Disclosure.

In a press release issued on September 8, 2008, the Company reaffirmed its fiscal year 2008 earnings guidance range of $1.45 to $1.55 per diluted share with emphasis on the upper end of that range. The Company's guidance included management's assessment of competitive market conditions in the natural gas industry, the margin stabilization features of the Company's regulated utility gas tariffs, the Company's accelerated share repurchase program, ongoing business process improvement cost savings and efficiencies and performance of its equity method investments.

This guidance is a forward-looking statement, and is based on management’s current expectations and information currently available and is believed to be reasonable and is made in good faith. However, the forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statement. Factors that may make the actual results differ from anticipated results include, but are not limited to, regulatory issues, customer growth, economic and capital market conditions, the cost and availability of natural gas, competition from other energy providers, weather conditions and other uncertainties, all of which are difficult to predict and some of which are beyond the Company's control. For these reasons, you should not rely on this forward-looking statement when making investment decisions. Forward-looking statements are only as of the date they are made and the Company does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise except as required by applicable laws and regulations. More information about the risks and uncertainties relating to this forward-looking statement may be found in the Company's latest Form 10-K and Form 10-Q and its other filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at http://www.sec.gov.

Item 8.01 Other Events.

At its regularly scheduled meeting held on September 4, 2008, the Company's Board of Directors declared a quarterly dividend on common stock of 26 cents per share, payable October 15, 2008 to holders of record at the close of business on September 25, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

September 10, 2008	By:	Jose M. Simon

Name: Jose M. Simon
Title: Vice President and Controller